Exhibit 99.3

- Report of Independent Registered Public Accounting Firm -

Board of Directors and Shareholders

First Citizens BancShares, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed by First-Citizens Bank & Trust Company (a wholly-owned subsidiary of First Citizens BancShares, Inc.) pursuant to the Purchase and Assumption Agreement dated July 17, 2009. This financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the accompanying statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of July 17, 2009, in conformity with accounting principles generally accepted in the United States of America.

Charlotte, North Carolina

February 1, 2010

Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(a wholly-owned subsidiary of First Citizens BancShares, Inc.)

(in thousands)

July 17, 2009
Assets
Cash and due from banks	$19,299
Overnight investments	27,040
Investment securities available for sale	20,931
Loans covered by loss share agreements	855,583
Other real estate owned covered by loss share agreement	57,703
Income earned not collected	3,153
FDIC receivable for loss share agreements	103,558
SBA servicing asset	5,783
Core deposit intangible	1,376
Other assets	15,166

Total assets acquired	$1,109,592

Liabilities
Deposits:
Noninterest-bearing	$147,786
Interest-bearing	817,645

Total deposits	965,431
Short-term borrowings	79,096
Deferred tax liability	22,082
Other liabilities	8,677

Total liabilities assumed	1,075,286

Net assets acquired	$34,306

The accompanying notes are an integral part of this financial statement.

Notes to Statement of Assets Acquired and Liabilities Assumed

by First-Citizens Bank & Trust Company

(dollars in thousands)

Note 1 — FDIC-Assisted Acquisition of Certain Assets and Liabilities of Temecula Valley Bank.

On July 17, 2009, First-Citizens Bank & Trust Company (FCB), a wholly-owned subsidiary of First Citizens BancShares, Inc., entered into a Purchase and Assumption Agreement (Agreement) with the Federal Deposit Insurance Corporation (FDIC) to assume the deposits (excluding certain brokered deposits) and acquire certain assets of Temecula Valley Bank (TVB), a full service commercial bank headquartered in Temecula, California.

TVB operated 11 locations in Southern California. Prior to purchase accounting adjustments, FCB purchased $1,193,586 in loans and $66,117 of other real estate owned (OREO) and assumed $965,431 of deposits. In addition, FCB also purchased cash and due from banks, overnight investments, investment securities and various other assets. FCB also assumed TVB’s short-term borrowings from the Federal Home Loan Bank of San Francisco (FHLB) and various other liabilities.

As part of the Purchase and Assumption Agreement, FCB and the FDIC entered into two loss share agreements – one for residential real estate loans and one for all other loans and OREO. Under the loss share agreements, the FDIC will cover 80 percent of covered loan and OREO losses between $193,262 and $464,000 and 95 percent of losses in excess of $464,000. The term for loss share on residential real estate loans is ten years, while the term for loss share on non-residential real estate loans and OREO is five years in respect to losses and eight years for loss recoveries. The reimbursable losses from the FDIC are based on the book value of the relevant loan as determined by the FDIC at the date of the transaction, accrued interest on loans for up to 90 days, the book value of OREO and certain direct costs. New loans made after the date of the transaction are not covered by the loss share agreements.

Note 2 — Basis of Presentation

FCB has determined that the acquisition of the net assets of TVB constitutes a business acquisition as defined under accounting principles generally accepted in the United States of America (US GAAP). As required under US GAAP, the assets acquired and liabilities assumed are recorded at their fair values. In many cases the determination of these fair values requires management to make estimates about discount rates, market conditions, expected cash flows and other future events that are highly subjective in nature and subject to change. Following is a description of the methods used to determine the fair values of significant assets and liabilities.

Cash and due from banks and overnight investments.

These items are very liquid and short-term in nature. The contractual amount of these assets approximates their fair values.

Investment securities

Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair value estimates are based on observable inputs including quoted market prices for similar instruments, quoted market prices that are not in an active market or other inputs that are observable in the market. All acquired investment securities were designated as available for sale.

(dollars in thousands)

Loans covered under loss share agreements

Fair values for loans are based on a discounted cash flow methodology. Factors considered in determining the fair value of acquired loans include projected cash flows, type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, current market conditions and discount rates.

The fair value of loans with evidence of credit deterioration (impaired loans) are recorded net of a non-accretable difference and, if appropriate, an accretable yield. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is the nonaccretable difference, which is included in the carrying amount of acquired loans. Subsequent decreases to the expected cash flows will generally result in a provision for credit losses. Subsequent increases in cash flows result in a reversal of the provision for credit losses to the extent of prior charges, or a reclassification of the difference from nonaccretable to accretable with a positive impact on accretion of interest income in future periods. Further, any excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable yield and is recognized into interest income over the remaining life of the loan when there is a reasonable expectation about the amount and timing of such cash flows.

FDIC receivable for loss share agreements

The FDIC receivable for loss share agreements is measured separately from the related covered assets as it is not contractually embedded in the assets and is not transferable with the assets should the assets be sold. Fair value was estimated using projected cash flows related to the loss share agreements based on the expected reimbursements for losses and the applicable loss share percentages. These cash flows were discounted to reflect the estimated timing of the receipt of the loss share reimbursement from the FDIC.

Other real estate covered under loss share agreements

Foreclosed real estate is presented at the estimated present value that management expects to receive when the property is sold, net of related costs of disposal. Management used appraisals of properties to determine fair values and applied additional discounts where appropriate for passage of time or, in certain cases, for subsequent events occurring after the appraisal date.

SBA servicing asset

The SBA Servicing asset represents the fair value of servicing rights of SBA loans that had been originated and subsequently sold by TVB. The asset value was determined based on valuation models that incorporate assumptions that market participants would use in estimating future net servicing income such as the cost to service, the discount rate, prepayment speeds, and other factors typical in such a valuation.

Changes to US GAAP that become effective for BancShares on January 1, 2010 affect the accounting for previously-securitized assets previously securitized by TVB. Based on those changes to accounting standards, it is possible that BancShares would reconsolidate all or a portion of loans that, as of July 17, 2009, had a contractual balance of $552,030.

(dollars in thousands)

Core deposit intangible

Core deposit intangible represents the estimated fair value of the core deposit base that was established at acquisition and is being amortized over a four-year life.

Other assets

Other assets include $5,592 of Federal Home Loan Bank of San Francisco (FHLB) stock. The FHLB requires member banks to purchase its stock as a condition of membership and varies based on the level of FHLB advances and other factors. This stock is generally redeemable based on guidelines established by the FHLB and is presented at the redemption value.

Deposits

Under the terms of the Agreement, FCB had the right to adjust various terms, including interest rates, on deposit liabilities. FCB adjusted various deposit terms, including interest rates, to reflect market conditions shortly after the date of the acquisition. Based on the impact of these contractual terms, the carrying value of all deposits is considered to be a reasonable estimate of fair value.

Short-term borrowings

All short-term borrowings assumed from TVB were at fixed rates. The estimated cash flows for those borrowings were discounted at rates for borrowings under similar terms at July 17, 2009.

Deferred tax liability

The deferred tax liability of $22,082 relates to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.

(dollars in thousands)

Note 3 — Fair Value Adjustments

The following table presents the assets acquired and liabilities assumed, as recorded by TVB on the acquisition date and as adjusted for purchase accounting adjustments.

	As recorded by TVB	Fair value adjustments	As recorded by FCB
Assets
Cash and due from banks	$19,299	$—	$19,299
Overnight investments	27,040	—	27,040
Investment securities	20,931	—	20,931
Loans covered by loss share agreements	1,193,586	(338,003)	855,583
Other real estate owned covered by loss share agreements	66,117	(8,414)	57,703
FDIC receivable for loss share agreements	—	103,558	103,558
Income earned not collected	3,153	—	3,153
Core deposit intangible	—	1,376	1,376
SBA servicing asset	5,783	—	5,783
Other assets	18,675	(3,509)	15,166

Total assets	$1,354,584	$(244,992)	$1,109,592

Liabilities
Deposits:
Noninterest-bearing	$147,786	$—	$147,786
Interest-bearing	817,645	—	817,645

Total deposits	965,431	—	965,431
Short-term borrowings	78,542	554	79,096
Deferred tax liability	—	22,082	22,082
Other liabilities	4,749	3,928	8,677

Total liabilities	$1,048,722	$26,564	$1,075,286

Net assets acquired	$305,862
Aggregate fair value adjustments		$(271,556)
Net assets of TVB acquired			$34,306

Note 4 — Premises and Equipment

FCB did not acquire the real estate, banking facilities, furniture or equipment of TVB as part of the Agreement. Under the terms of the Agreement, all banking facilities and equipment are leased from the FDIC on a month-to-month basis at an approximate monthly cost of $143.

Under the terms of the Agreement, FCB had the option to purchase the real estate, furniture and equipment from the FDIC based on appraised values or, in the case of leased facilities, to either assume or repudiate the existing lease obligation. The option expired 90 days after the acquisition date.

(dollars in thousands)

Note 5 — Investment Securities

The fair value of investment securities acquired was as follows at July 17, 2009:

	Par value	Fair value	Contractual yield
GNMA, FNMA and FHLMC mortgage-backed securities	$20,971	$20,631	1.98%
US Treasury security	300	300	0.24%

Total investment securities	$21,271	$20,931

The estimated fair value of investment securities at July 17, 2009 is shown below by contractual maturity. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities are shown as securities not due on a single maturity date as they generally have monthly payments of principal and interest which vary depending on the payments made on the underlying collateral for these securities.

Maturing:
Within one year	$300
Not due on a single maturity date	20,631

Total investment securities	$20,931

Note 6 — Loans

The contractual balance and fair value of acquired loans at July 17, 2009 is provided below.

Contractual balance of acquired loans:
Construction/land development	$387,699
Commercial mortgage	656,760
Residential mortgage	42,399
Commercial and industrial	100,915
Consumer	5,813

Total contractual balance of acquired loans	1,193,586
Fair value adjustment	(338,003)

Fair value of loans acquired	$855,583

The contractual balance of acquired loans includes $463,244 of loans that are at least partially guaranteed under various lending programs of the Small Business Administration.

(dollars in thousands)

Loans covered under loss share agreements with the FDIC (Covered Loans) are reported in loans exclusive of the expected reimbursement from the FDIC. Covered Loans are initially recorded at fair value at the acquisition date. At the acquisition date, BancShares estimated the fair value of the loan portfolio at $855,583.

Prospective losses incurred on Covered Loans are eligible for partial reimbursement by the FDIC. Subsequent decreases in the amount expected to be collected result in a provision for credit losses, an increase in the allowance for loan and lease losses, and a proportional adjustment to the FDIC receivable for the estimated amount to be reimbursed. Subsequent increases in the amount expected to be collected result in the reversal of any previously-recorded provision for credit losses and related allowance for loan and lease losses and adjustments to the FDIC receivable, or accretion of certain fair value amounts into interest income in future periods if no provision for credit losses had been recorded.

Covered Loans more than 90 days past due with respect to interest or principal, unless they are well secured and in the process of collection, and other covered loans on which full recovery of principal or interest is in doubt, are placed on nonaccrual status. Interest previously accrued on Covered Loans placed on nonaccrual status is charged against interest income, and the FDIC receivable would be adjusted by the amount of any estimated reimbursement. Payments received are applied against the principal balance of the loans until such time as full collection of the remaining recorded balance is expected. Additional interest payments received after that time are recorded as interest income on a cash basis.

Under US GAAP, loans that have experienced deterioration since origination such that it is probable that the borrower will not be able to make all contractually required payments are considered to be impaired. Due to uncertainty regarding the timing of future cash flows, no accretable yield is recorded for loans that are deemed to be impaired at acquisition.

The following table presents the impaired loans as of July 17, 2009. BancShares has initially applied the cost recovery method to all impaired loans due to the uncertainty as to the timing of expected cash flows as reflected in the following table.

Contactually required principal payments receivable	$160,207
Nonaccretable difference	(93,547)

Present value of cash flows expected to be collected	66,660
Accretable difference	—

Fair value of impaired loans acquired	$66,660

The following table presents the non-impaired loans as of July 17, 2009.

Contractual loan payments receivable	$1,033,379
Discount to reflect fair value	(244,456)

Fair value of non-impaired loans acquired	$788,923

(dollars in thousands)

Note 7 — Deposits

Deposit liabilities assumed are composed of the following at July 17, 2009:

Demand	$147,786
Savings	17,552
Time	800,093

Total assumed deposits	$965,431

At July 17, 2009, scheduled maturities of time deposits were as follows:

Maturing during the 12-month period ending July 17,
2010	$764,957
2011	34,007
2012	505
2013	309
2014	315
Thereafter	—

Total assumed time deposits	$800,093

Note 8 — Short-Term Borrowings

As of July 17, 2009, there were $78,400 in short-term borrowings from the Federal Home Loan Bank of San Francisco (FHLB). The borrowings were secured by FHLB stock, investment securities with a fair value of $19.9 million and a blanket lien on mortgages with a contractual balance of $133.6 million. The borrowings, which mature February 17, 2010, had a weighted average coupon rate of 1.27 percent and a fair value of $79,096 at July 17, 2009.

(dollars in thousands)

Note 9 — Deferred Income Taxes

The deferred tax liability of $22,082 as of July 17, 2009, is related to differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction. For income tax purposes, the transaction will be accounted for as an asset purchase and the tax bases of assets acquired and liabilities assumed will be allocated based on fair values in accordance with the appropriate tax rates. FCB acquired none of the tax attributes of TVB.

Note 10 — Contingencies

BancShares, FCB (as successor to TVB) and various subsidiaries of BancShares and FCB have been named as defendants in various legal actions related to normal business activities of TVB in which damages in various amounts are claimed. Although the amount of any ultimate liability with respect to those other matters cannot be determined, in the opinion of management, any such liability will not have a material effect on the Statement of Assets Acquired and Liabilities Assumed.

Note 11 — Subsequent Events

Management has evaluated subsequent events through the date of issuance of the Statement of Assets Acquired and Liabilities Assumed .